SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                           FORM 8-K

                        CURRENT REPORT



              Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


               DATE OF REPORT:  NOVEMBER 17, 1995



                 LAWRENCE INSURANCE GROUP, INC.
      (Exact name of registrant as specified in its charter)



                         DELAWARE
        (State or other jurisdiction of incorporation)



          1-9460                                13-3370656
 (Commission File Number)     (I.R.S. Employer Identification No.)



500 Fifth Avenue, New York, New York               10110
(Address of principal executive offices)         (Zip Code)








Registrant's telephone number, including area code:  212 944-8242









                              1
Item 5.  Other Events.

     United Community Insurance Company ("UCIC"), a wholly-owned subsidiary of Lawrence Insurance Group, Inc. (the "Registrant"), was placed in rehabilitation pursuant to an order signed by Hon. Frank Williams, a Justice of the New York Supreme Court, on July 7, 1994. On August 3, 1994, Salvatore R. Curiale applied for an order directing the Superintendent of Insurance of the State of New York to take possession of the property of and to liquidate its business and affairs. On November 9, 1995, the Board of Directors of Registrant voted to consent to the order of liquidation of UCIC.

     The Order, which was signed by Justice Williams on November 9, 1995, appointed Edward J. Muhl as the liquidator of UCIC, authorized him to take possession of the property and liquidate the business and affairs of UCIC, ordered that he notify those with claims to file such claims, that he publish notice of liquidation, that all outstanding policy and insurance obligations as well as surety bonds terminate and cease as of 12:01 a.m., thirty days after the date of entry of the Order, that all subsisting contracts and all liability thereunder cease and be fixed as of the entry of the Order, that the Superintendent be authorized to sell or assign real or personal property belonging to UCIC at market price or better, that all persons with records belonging to UCIC deliver them to the Superintendent as liquidator. The Order also enjoined the further transaction of business or disposing of property or assets of UCIC, restrained those with claims from proceeding in actions at law or equity, enjoined lawsuits against UCIC, ordered the forfeiture and surrender of the corporate charter, and granted other relief incidental to the liquidation.

     The Order was entered in the County Clerk's Office of the County of Schenectady on November 10, 1995.

     On November 10, 1995, the Superintendent of Insurance issued a press release, a copy of which is filed herewith.

     On November 13, 1995, the Registrant issued a press release, a copy of which is filed herewith.














                              2
                          EXHIBITS

The following Exhibits are filed as part of this report:

     Exhibit No.
     ----------
        99.1     Order of Liquidation dated November 9, 1995, filed
                 November 10, 1995.

        99.2 Press release issued by Superintendent of Insurance dated November 10, 1995.

        99.3     Press release issued by Registrant dated November
                 13, 1995.

        99.4 Pro-forma Balance Sheet and Statement of Income as of and for the period ending September 30, 1995.




































                              3
                          SIGNATURES
                          ----------



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   LAWRENCE INSURANCE GROUP, INC.



Date:  November 17, 1995         By: ______________________________
                                     F. Herbert Brantlinger
                                     President





































                              4
                       EXHIBIT INDEX

Exhibit No.                                         Page No.
----------                                          --------
  99.1        Order of Liquidation dated               6
              November 9, 1995, filed
              November 10, 1995.

  99.2        Press release issued by                 11
              Superintendent of Insurance
              dated November 10, 1995.

  99.3        Press release issued by                 12
              Registrant dated November 13,
              1995.

  99.4        Pro-forma Balance Sheet and             14
              Statement of Income as of
              and for the period ended
              September 30, 1995.

































                              5

Exhibit 99.1  Order of Liquidation dated November 9, 1995, filed
              November 10, 1995


P R E S E N T:

     HON. FRANK B. WILLIAMS,
                                 Justice.

STATE OF NEW YORK
SUPREME COURT  COUNTY OF SCHENCTADY
------------------------------------

          In the Matter of the Application of

SALVATORE R. CURIALE, as Superintendent of   ORDER OF
Insurance of the State of New York, for an   LIQUIDATION
order to take possession of and liquidate    -----------
the business and affairs and dissolve
                                             Index No. 94-1270
     UNITED COMMUNITY INSURANCE COMPANY



     Upon reading and filing the petition heretofore served by Salvatore R. Curiale, made in his capacity as Superintendent of Insurance of the State of New York, duly verified the 3rd day of August, 1994, for an order directing the Superintendent of Insurance to take possession of the property of UNITED COMMUNITY INSURANCE COMPANY (hereinafter referred to as "UNITED") and to liquidate the business and affairs and dissolve the corporate charter of UNITED pursuant to Article 74 of the Insurance Law of the State of New York, and upon the annexed unanimous consent of United's shareholder, dated the 9th day of November, 1995, and it appearing to my satisfaction that UNITED was incorporated on February 28, 1967 under the laws of the State of New York and began business as a stock property/casualty insurer known as
URBAN COMMUNITY INSURANCE COMPANY; that the name was changed to UNITED COMMUNITY INSURANCE COMPANY on February 12, 1982; that the principal place of business of UNITED is located in Schenectady County, New York; that it is amenable to the Insurance Laws of the State of New York and particularly to Article 74 thereof; that it is not prudent to reinsure in whole or in part the existing policy obligations of UNITED pursuant to Sec. 7405(c) of the Insurance Law; that it should be dissolved and its corporate charter annulled and forfeited; that UNITED is insolvent; that on the 9th day of November, 1995, UNITED consented to the entry of an Order of Liquidation, with notice to it; that it is in the best interests of policyholders and other creditors of UNITED that this application be granted and UNITED be liquidated under and pursuant to Article 74 Sec. 7402(a), (c), and (1) of the Insurance Law; and petitioner having appeared by Hon. DENNIS VACCO, Attorney General of the State of New York,
                              6
     NOW on motion of Hon. DENNIS VACCO, Attorney General of the State of New York, it is

     ORDERED, that the petition of the Superintendent of Insurance of the State of New York is granted, and it is further

     ORDERED, that EDWARD J. MUHL, the Superintendent of Insurance of the State of New York or any successor in office as Superintendent (hereinafter referred to as "Superintendent") is hereby appointed Liquidator of UNITED, and is hereby authorized and directed forthwith to take possession of the property and liquidate the business and affairs of UNITED pursuant to Article 74 of the Insurance Law and to deal with the property and business affairs of UNITED in his name as Superintendent, and is vested with title to all of the property, contracts and rights of action of UNITED pursuant to Sec. 7405 of the Insurance Law, and it is further

     ORDERED, that the Superintendent pursuant to Sec. 7433(b)(2) of the Insurance Law shall make a list of all persons whose names appears on the books and records of UNITED as policyholders or claimants and said listed persons shall be deemed to have duly filed a proof of claim prior to the last date set for filing claims and the Superintendent is relieved of notifying, pursuant to Sec. 7432(b), those persons whose names appear on said list, and it is further

     ORDERED, that all persons who may have claims against UNITED and whose names do not appear on the books and records of UNITED as policyholders or claimants, shall present proof of claim to the Superintendent, as Liquidator, within four months from the date of the entry of this Order, and it is further

     ORDERED, that the notice of liquidation be given by publication in the Daily Gazette published in Schenectady, New York, and circulated in Albany, New York, and by publication in the Journal of Commerce, commencing three weeks from the date of entry of this order once a week for two successive weeks, and it is further

     ORDERED, that notice of liquidation be given by publication in one newspaper in the capital cities of each state in the United States wherein UNITED is licensed to do business, once a week for two successive weeks within the period allowed for the filing of claims, the newspaper to be selected by the Liquidator in his discretion, and it is further

     ORDERED, that the notice prescribed is sufficient notice to all persons interested in the assets of UNITED, and it is further

     ORDERED, that in the event one or more Insurance Departments and/or Guaranty Funds or Associations of foreign States that have adopted the Uniform Insurers Liquidation Act in which UNITED was licensed to do business, desire to give formal notice to policyholders and creditors in their respective State Insurance Departments or Guaranty Fund or Association, the Superintendent, as Liquidator, may permit the giving of such notice as he in his discretion may find desirable, and it is further

     ORDERED, that all outstanding policy and other insurance obligations, if any, as well as surety bonds and obligations thereunder of UNITED terminate and all liability thereunder cease and be fixed as of 12:01 A.M., 30 days after the entry of this Order, or prior thereto upon the procurement by policyholders of new insurance covering the risks insured thereby, as well as procurement by principals of new surety bonds covering the obligations thereunder and notice thereof shall be given as herein above set forth, and it is further

     ORDERED, that all other subsisting contracts, individual labor or employment contracts, and other obligations of UNITED and all liability thereunder cease and be fixed as of the date of the entry of this Order, and it is further

     ORDERED, that all leases and tax-sharing agreements of UNITED and all liability thereunder shall cease and be fixed in the discretion of the Superintendent, as Liquidator, upon the date of delivery of written notice of cancellation thereof, or upon the effective date of cancellation contained therein, by delivery of such notice to any party affected thereby, and it is further

     ORDERED, that the Superintendent, as Liquidator, is relieved of the provisions set forth in Sec. 7405(c) of the Insurance Law, to wit: to reinsure in whole or in part the policy obligations of UNITED, and it is further

     ORDERED, that EDWARD J. MUHL, the Superintendent or any successor in office as Superintendent, is hereby authorized, permitted and allowed to sell, assign and transfer any and all real and personal property, stocks, bonds and securities in his possession or which may hereafter come into his possession belonging to UNITED, in liquidation, at market price or better, or when there is no market price, at the best price obtainable, at private sale and at such times and upon such terms and conditions as in his discretion he deems for the best interests of the creditors of UNITED, and that he be authorized, permitted and allowed to take such steps and to make and execute such agreements and other papers as may be necessary to effect and carry out such sales, transfers and assignments, and it is further

     ORDERED, that UNITED, its officers, directors, depositories, trustees, policyholders, agents and employees and all other persons having any property or records belonging to UNITED, are hereby directed to assign, transfer and deliver to the Superintendent, as Liquidator, all of such property in whomsoever the same may be, and that any persons, firms or corporations having any books, papers or records relating to the business of said corporation shall preserve the same and submit them to the Superintendent, as Liquidator, for examination at all reasonable times, and it is further

     ORDERED, that the officers, directors, trustees, depositories, policyholders, agents and employees of UNITED, and all other persons are enjoined and restrained from the further transaction of business or from dealing with or disposing of the property or assets of said corporation, or doing or permitting to be done any act or thing which might waste its property or assets or allow or suffer the obtaining of preferences, judgments, attachments or other liens, or the making of any levy against said corporation, or its estate while in the possession and control of the Superintendent, as Liquidator, and it is further

     ORDERED, that the officers, directors, trustees, depositories, policyholders, agents and employees of UNITED, and all other persons, including but not limited to claimants, plaintiffs and petitioners who have claims against UNITED, are permanently enjoined and restrained from bringing or further prosecuting any action at law, suit in equity, special or other proceeding against the said corporation or its estate, or the Superintendent and his successors in office, as Liquidator thereof, or from making or executing any levy upon the property or estate of said corporation, or from in any way interfering with the Superintendent, or any successor in office, in his possession or in the discharge of his duties as Liquidator thereof, or in the liquidation of the business of said corporation as well as the Superintendent of Insurance as Administrator of the Article 76 of the Insurance Law Property/Casualty Security Funds, and Sec. 107 of the Workers' Compensation Security Fund insofar as they apply to policyholders and claimants of UNITED, and it is further

     ORDERED, that all parties to law suits in this State and all other states and territories of the United States, are hereby enjoined and restrained from proceeding with any trial, application for judgment or proceeding on judgments or settlements in such actions at law, suits in equity, special or other proceedings in which UNITED is obligated to defend a party insured or any other person it is legally obligated to defend by virtue of its insurance contract and any and all actions being defended by a primary or other underlying insurer where such primary or underlying insurer has tendered or offered its full policy limits or where said policy limits have been exhausted by payment of the underlying insurer's aggregate and UNITED is the next excess of umbrella layer of insurance for a period of 120 days from the date hereof, and it is further

     ORDERED, that those persons who may have first party or New York Comprehensive Automobile Insurance Reparations Act (No-Fault) policyholder loss claims against UNITED coming within the purview of Article 76 of the Insurance Law, are enjoined for 30 days from the date hereof from presenting and filing such formal claims in this proceeding pursuant to Sec. 7432 of the Insurance Law, and it is further

     ORDERED, that the corporate charter of said UNITED be and the same hereby is delivered, forfeited and surrendered to the Superintendant as Liquidator and the same corporate charter shall be annulled and the said UNITED dissolved upon submission by the Superintendant as Liquidator to the Court without notice of an order providing for such dissolution, and it is further

     ORDERED, that all further papers in this proceeding shall bear the caption and be entitled:

     "SUPREME COURT OF THE STATE OF NEW YORK - COUNTY OF
SCHENECTADY

             In the Matter of the Liquidation of
             UNITED COMMUNITY INSURANCE COMPANY"
in place and stead of the caption as heretofore used, and it is further

     ORDERED, that the Superintendent, as Liquidator, may at any time make further application for such further and different relief as he sees fit.

E N T E R
Signed at Saratoga Springs     s/FRANK B. WILLIAMS
November 9, 1995

                               -----------------------------
                               JUSTICE OF THE SUPREME COURT

Exhibit 99.2 Press release issued by the Superintendent of Insurance dated November 10, 1995

ISSUED:  11/10/95                           FOR IMMEDIATE RELEASE

     UNITED COMMUNITY INSURANCE COMPANY PLACED IN LIQUIDATION

     Superintendent of Insurance Edward J. Muhl today announced that Schenectady-based United Community Insurance Company (UCIC) has been placed into Liquidation with the consent of its parent and sole shareholder, Lawrence Insurance Group, Inc. The court order was signed following a conference before Judge Frank B. Williams.

     The order authorizes Superintendent Muhl to liquidate the business and affairs of the Company. Since July of 1994, the Company has operated under a consent Order of Rehabilitation. The Department plans to conduct the majority of the liquidation of UCIC in the Capital region.

     The Department presented a comprehensive status report to Judge Williams late last month which indicated that the Company was insolvent at June 30, 1995 by at least $53 million. The Department's report was prepared by Andrew A. Alberti, who was appointed by the Superintendent in June of 1995 to manage the daily operations of the Company and to determine whether UCIC could be rehabilitated. The detailed report included a review of the financial condition of the Company, an analysis of UCIC's assets, a review of the Company's reserves and an analysis of its reinsurance and claims and underwriting policies, practices and procedures.

     The report also pointed out that four separate actuarial reports, including one by a firm hired by the parties at the direction of the court, showed UCIC to be insolvent.

Superintendent Muhl said:

     We had hoped that UCIC could be saved and returned to the marketplace as a viable insurance company. However, a detailed analysis of the company showed it was insolvent to an extent that made the prospect of rehabilitation untenable.
     Our only choice, therefore, was to liquidate the company. We will now begin the process to ensure that claims, most of which will be covered by the state guarantee funds, will be paid as quickly as possible.

     The order relates only to UCIC. Other unresolved issues the Department has related to other Lawrence Group operations are not addressed in the order.




                              11
Exhibit 99.3  Press release issued by Registrant dated November 13,
              1995

FOR IMMEDIATE RELEASE                      For Further Information:
November 13, 1995                           F. Herbert Brantlinger
                                                    (518) 464-9200

                     LAWRENCE INSURANCE GROUP, INC.
                        CONSENTS TO LIQUIDATE
                    UNITED COMMUNITY INSURANCE COMPANY



     (Schenectady, NY) On Thursday, November 9, 1995, the Board of Directors of Lawrence Insurance Group, Inc., (LIG) voted to consent to a New York State Order of Liquidation of United Community Insurance Company (UCIC). This liquidation is concentrated on UCIC only and will not have a negative impact on Lawrence Insurance Group, Inc.'s other subsidiaries.

     With this decision, the Board felt the best interests of the public and the Company were served; the public to more quickly be served by the state's guarantee funds, and the Company to be enabled to refocus its energies and resources on its healthier businesses. It is expected that all but a handful of the UCIC claims that are covered by state guarantee funds will, essentially, be paid in full. The state guarantee funds are supported by various insurance companies that have done business in the respective states and do not involve taxpayer dollars.

     Mr. Albert W. Lawrence, Chairman, said: "We did our very best to rehabilitate. In many ways, however, the situation is similar to a tree finally losing a large, but badly damaged limb. The tree has a better opportunity for future growth once the limb is gone. Our dedication should be the restoration of the Company's health, and we will be freer to exercise such dedication."

     While the Board deeply regrets the action that was taken, the Board was extremely pleased with the New York Insurance
Department's decision to proceed with the liquidation utilizing current UCIC personnel located in the New York State capital district.

     As a result of the Liquidation Order, LIG will no longer be required to carry the deficit of UCIC as a liability. The elimination of this liability will have a positive effect on LIG's fourth quarter 1995 net income and stockholders' equity. Net income will increase by $39,374,000 and stockholders' equity will increase by $57,621,000. On a pro-forma basis, if this event had occurred in the third quarter, net income and stockholders' equity would be as follows:
                           ***MORE***

                              12
($ in thousands)    1995         1995        1995        1995
                Actual Third Actual Nine  Pro-forma   Pro-forma
                 Quarter      Months     Third Quarter  Nine Months

Revenues       $1,295         $  4,410    $ 1,295       $ 4,410

Net Income     $  464         $    859    $39,838       $40,233

Earnings per
 share         $  .03         $    .06    $  2.82       $  2.85

Stockholders'
 equity
 (deficiency)                 $(55,026)                 $ 2,595

     As previously reported on November 10, 1995, Lawrence Insurance Group, Inc. announced net income for the third quarter of 1995 of $464,000 compared with a restated net income of $601,000 for the same period on 1994. Per share profit for the current quarter equaled $.03 versus a per share profit of $.04 for the same period in 1994 on 14,121,482 average shares outstanding for both periods. Revenues declined due to the halt in business written by United Republic Insurance Company and Global Insurance Company, and the reduction in premiums written by Senate Insurance Company.

     On a year-to-date basis, the net earnings for the 9 months ended September 30, 1995 were $859,000 compared to a restated net loss of $7,469,000 for the same period in 1994. Per share profits equaled $.06 versus a loss of $.53 in 1994 on 14,121,482 average shares outstanding for both periods.

     Lawrence Insurance Group, Inc.'s stock is traded on the American Stock Exchange and is listed in the financial tables as LawrG and under ticker symbol LWR.

     Executive offices of Lawrence Insurance Group, Inc. are located at 500 Fifth Avenue, New York, New York. Operating headquarters are at 430 State Street, Schenectady, New York.












                    ***ENDIT***


                              13

Exhibit 99.4 Pro-forma Balance Sheet and Statement of Income as dated for the period ended September 30, 1995

LAWRENCE INSURANCE GROUP, INC.
CONSOLIDATED BALANCE SHEET
   ($ IN THOUSANDS)
                                          Pro-forma
                           As Reported   Adjustments   Pro-forma
                        September 30, September 30, September 30,
                               1995         1995         1995
                          ------------  -----------   -----------
Assets:
Investments                     $21,400         -        $21,400
Cash and cash equivalents         2,273         -          2,273
Accrued investment income           552         -            552
Accounts receivable (net of
  allowance for doubtful
  accounts)                      10,754         -         10,754
Reinsurance recoverable on
  paid losses                    11,681         -         11,681
Reinsurance receivable            5,462         -          5,462
Deferred policy acquisition
  costs                              63         -             63
Property and equipment, net          29         -             29
Other assets                      1,984         -          1,984
                                 ------       ----        ------
  Total assets                  $54,198         -        $54,198
                                 ======       =====       ======
Liabilities:
 Reserves for losses and
  loss adjustment expenses     $ 33,613         -        $33,613
 Deficit of non-consolidated
  subsidiary (Note 1)            57,062     (57,062)           0
 Unearned premiums                  780         -            780
 Reinsurance balances payable    14,686         -         14,686
 Other liabilities                2,783         -          2,783
 Note payable                       300         -            300
                                 ------       ------      ------
  Total liabilities             109,224     (57,062)      52,162
                                -------      ------       ------
Contingencies and commitments       -           -             -
Minority interest (Note 1)          -          (559)        (559)

Stockholders' equity
(deficiency): (Note 1)
 Preferred stock, $.01 par
  value; 2,000,000 shares
  outstanding authorized; no
  shares outstanding                -            -            -




                              14
Exhibit 99.4 Pro-forma Balance Sheet and Statement of Income as dated for the period ended September 30, 1995


LAWRENCE INSURANCE GROUP, INC.
CONSOLIDATED BALANCE SHEET
   ($ IN THOUSANDS)

                                          Pro-forma
                           As Reported   Adjustments   Pro-forma
                        September 30, September 30, September 30,
                               1995         1995         1995
                          ------------  -----------   -----------

 Common stock, $.01 par value;
  20,000,000 shares authorized;
  14,121,482 shares issued
  and outstanding                   141                       141
 Additional paid-in-capital      39,739                    39,739

 Net unrealized gains
  (losses) on investments
  (net of deferred income
  tax of $0 in 1995 and
  1994)                         (2,297)       2,251          (46)
 Receivable from Alpha
  Trust                        (27,000)      15,996      (11,004)
 Accumulated deficit           (65,609)      39,374      (26,235)
                                ------       ------       ------
   Total stockholders'
    equity (deficiency)        (55,026)      57,621        2,595
                                ------       ------        ------
   Total liabilities and
    stockholders' equity
    (deficiency)               $54,198          -        $54,198
                                ======       =======      ======

















                              15
LAWRENCE INSURANCE GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENT OF INCOME
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          Pro-forma
                           As Reported   Adjustments   Pro-forma
                         Nine months   Nine months   Nine months
                               1995         1995         1995
                          ------------  -----------   -----------
Revenues:
 Net premiums earned           $2,881        -          $2,881
 Net investment income          2,383        -           2,383
 Realized gains (losses)
   on investments                (568)       -            (568)
                                -----      -----         -----
   Total revenues               4,696        -           4,696
                                -----      -----         -----
Operating expenses:
 Losses and loss adjustment
   expenses                     1,479        -           1,479
 Policy acquisition expenses    1,400        -           1,400
 Other operating expenses       1,255        -           1,255
                                -----      -----         -----
   Total operating expenses     4,134        -           4,134
                                -----      -----         -----
Operating income                  562        -             562
Equity in earnings (loss) of
 nonconsolidated subsidiary
 (Note 1)                         (83)        83            -
                                -----      -----         -----
Income before income taxes        479         83           562
Income tax expense (benefit):    (380)       -            (380)
                                -----      -----         -----
Net income before minority
  interest and extraordinary
  item                            859         83           942
Minority interest (Note 1)         -          83            83
                                -----      -----         -----
Net income after minority
 interest and before
 extraordinary item less
 applicable tax                   859        -             859
Extraordinary item (Note 1)        -      39,374        39,374
                                -----     ------        ------
Net income                       $859    $39,374       $40,233
                                =====     ======        ======
  Average shares outstanding   14,121     14,121        14,121
Per share data:
 Net income per share before
  extraordinary item            $0.06      $0.00         $0.06
 Net income per share           $0.06      $2.79         $2.85
                                 ====       ====          ====

                              16
LAWRENCE INSURANCE GROUP, INC.
NOTE TO PRO-FORMA FINANCIAL STATEMENTS
AS OF AND FOR SEPTEMBER 30, 1995

Note 1

The pro-forma adjustments on the enclosed financial statements reflect the accounting for the ordered liquidation of UCIC on November 10, 1995 as though it had occurred before September 30,1
995. On July 7, 1994, UCIC, with the consent of UCIC management, was placed in Rehabilitation by court order. Consequently LIG and UCIC management no longer exercised any decision making authority or control over UCIC. These functions became the responsibility of the New York Insurance Department. As a result of this loss of control, the Company had included the financial results of UCIC only through the date of the Rehabilitation Order. Concurrently, financial results were presented on a deconsolidated basis with results of operations for UCIC reflected as "Equity in earnings/(loss) of non-consolidated subsidiary" and the Company's investment as "Deficit of non-consolidated subsidiary." LIG would carry this deficit as a liability and offsetting charge to stockholders' equity until such time as UCIC was formally liquidated. On November 10, 1995 an Order of Liquidation was entered with the court. As a result of UCIC being liquidated, LIG will no longer carry a liability for its negative equity. The offset to reducing the liability to $0 is an increase in income of $39,374,000 representing the reversal of the retained deficit and an additional increase in stockholders' equity of $18,247,000 representing the reversal of amounts previously charged for unrealized losses on investments and receivable from Alpha Trust. At the same time due to the change in legal ownership of UCIC with the liquidation order, UCIC's 21.4% interest in URIC will be reflected as minority interest compared with prior presentation when it was included as part of the "Equity in earnings (loss) of non-consolidated subsidiary" and "Deficit on non-consolidated subsidiary."

















                              17